POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that the undersigned, T.O. RICHARDSON TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), T.O. Richardson Trust -- T.O. Richardson Sector Rotation Fund and T.O. Richardson Index Rotation Fund, -- the two series portfolios of the Trust (the "Funds"), and certain Trustees and officers of the Trust and the Fund, do hereby constitute and appoint SAMUEL BAILEY, JR., KATHLEEN M. RUSSO, ELAINE E. RICHARDS, MICHAEL PECK AND DAVID M. LEAHY, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable:

                           (i) to enable  the Trust and the Fund to comply  with
                  the Securities Act of 1933, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration under such Securities Act of 1933 of shares of beneficial interest of the Fund to be offered by the Trust and the Fund; and

                    (ii) in connection  with the  registration  of the Trust and the Funds under the Investment Company Act of 1940, as amended,

including specifically, but without limitation of the foregoing, power of authority to sign the name of the Trust in its behalf and to affix its seal, and to sign the names of each of such Trustees and officers in his behalf as such Trustee or officer as indicated below opposite his signature hereto, to any amendment or supplement (including post- effective amendments) to the registration statement or statements filed with the Securities and Exchange Commission under such Securities Act of 1933 and such Investment Company Act of 1940, and to execute any instruments or documents filed or to be filed as a part of or in connection with such registration statement or statements; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

                                                        -1-


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         IN WITNESS WHEREOF,  the Trust and the Funds have caused these presents to be signed by the Chairman of the Trust, and the same attested by its Secretary, each thereunto duly authorized by its Trustees, and each of the undersigned has set his hand hereto as of the day set opposite his name.

                              T.O. RICHARDSON TRUST
                              on behalf of
                              T.O. Richardson Sector Rotation Fund and the
                              T.O. Richardson Index Rotation Fund

                              By       /s/Samuel Bailey, Jr.
                                       -------------------------------------
                                       Samuel Bailey, Jr.
                                       Chairman of the Board and President

DATE:  June 5, 2000

/s/ Kathleen M. Russo

-----------------------------       By       /s/Gunnar S. Overstrom
Kathleen M. Russo                            ------------------------------
Secretary                                       Gunnar S. Overstrom
                                                Trustee
                               -2-


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